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                                                               Exhibit 4.3(A)(3)

                            CERTIFICATE OF TRUST OF

                    Chase Manhattan Auto Owner Trust 1997-A
                    ---------------------------------------

         THIS Certificate of Trust of Chase Manhattan Auto Owner Trust 1997-A (the "Trust"), dated as of February 5, 1997, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

         1. Name. The name of the business trust formed hereby is Chase Manhattan Auto Owner Trust 1997-A.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is WILMINGTON TRUST COMPANY, Rodney Square North, 1100 North Market Square, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

         3.   This Certificate of Trust shall be effective on February 6, 1997.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                           WILMINGTON TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           trustee of the Trust

                                           By:  /s/ Emmett R. Harmon
                                                -------------------------------
                                                Name: Emmett R. Harmon
                                                Title: Vice President